EXHIBIT 23.1

                          MANNING ELLIOTT CONSENT FORM


                                [GRAPHIC OMITED]


M A N N I N G  E L L I O T T               11th Floor, 1050 West Pender
                                           Street, Vancouver, BC, Canada V62 3s7

C H A R T E R E D  A C C O U N T S         Phone: 604.714.3600 Fax: 604.714.3669
                                           Web: manningelliott.com


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated February 9, 2004, in Amendment No. 3 to the Registration Statement (Form SB-2) and related Prospectus of Console Marketing Inc. for the registration of shares of its common stock.


/s/ "Manning Elliott"


MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

September 20, 2004



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